SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): October 20, 1999



                             IBL Bancorp,Inc.
_________________________________________________________________________
          (Exact name of registrant as specified in its charter)


  Louisiana                         000-24907            72-1421499
__________________________________________________________________________
(State or other jurisdiction   (Commission File Number) (IRS Employer
of incorporation)                                       Identification No.)


23910 Railroad Avenue, Plaquemine, Louisiana                 70764
__________________________________________________________________________
(Address of principal executive offices)                  (Zip Code)


                              (225)687-6337
__________________________________________________________________________
            (Registrant's telephone number, including area code)


                              Not Applicable
___________________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)




Item 5.    Other Events


     On October 20, 1999, the shareholders of IBL Bancorp, Inc. (the "Company") approved the Company's 1999 Stock Option Plan and 1999 Recognition and Retention Plan and Trust Agreement ("RRP"). The RRP intends to purchase up to 4% of the Company's outstanding shares, representing 8,434 shares, to the extent such shares are available. If sufficient shares cannot be purchased, then the Company intends to issue to the RRP authorized but previously unissued shares to the extent necessary. The issuance of new shares would be dilutive to the Company's book value per share and to shareholders' voting interests.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits


               (a)  Not applicable.

               (b)  Not applicable.

               (c)  The following exhibit is included with this report:


                         Exhibit 20.1   Press release dated November 3, 1999


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
                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               IBL BANCORP, INC.


                               By:/s/ G. Lloyd Bouchereau, Jr.
                                  ____________________________
                                  Name: G. Lloyd Bouchereau, Jr.
                                  Title: President and Chief Executive Officer


Date: November 3, 1999


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